Exhibit 10.1
NEWFIELD EXPLORATION COMPANY
2004 OMNIBUS STOCK PLAN
(As Amended and Restated Effective February 7, 2007)
I. PURPOSE
     The purpose of this NEWFIELD EXPLORATION COMPANY 2004 OMNIBUS STOCK PLAN (this “Plan”) is to provide a means through which NEWFIELD EXPLORATION COMPANY, a Delaware corporation (the “Company”), and its subsidiaries may attract and retain able employees and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its subsidiaries are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its subsidiaries. A further purpose of this Plan is to provide employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its subsidiaries and to better align the interests of such employees with those of the Company’s stockholders. Accordingly, this Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards and any combination of the foregoing, as is best suited to the circumstances of a particular employee.
II. DEFINITIONS AND CONSTRUCTION
     (a) Definitions. Where the following words and phrases are used in this Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:
     “Award” means, individually or collectively, any Option, Restricted Stock Award or Restricted Stock Unit Award.
     “Board” means the Board of Directors of the Company.
     “Change of Control” means the occurrence of any of the following events: (i) the Company is not the surviving Person in any merger, consolidation or other reorganization (or survives only as a subsidiary of another Person), (ii) the consummation of a merger or consolidation of the Company with another Person and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation will be issued in respect of the capital stock of the Company, (iii) the Company sells, leases or exchanges all or substantially all of its assets to any other Person, (iv) the Company is to be dissolved and liquidated, (v) any Person, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including the power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power) or (vi) as a result of or in connection with a contested election of directors, the Persons who were directors of the Company before such election cease to constitute a majority of the Board. Notwithstanding the foregoing, for purposes of Paragraph X(d), (A) the definition of “Change of Control” shall not include clause (i) above or any merger, consolidation, reorganization, sale, lease, exchange, or similar transaction involving solely the Company and one or more Persons that were wholly owned, directly or indirectly, by the Company immediately prior to such event and (B) with respect to Restricted Stock Unit Awards, the definition of “Change of Control” shall be limited to the extent necessary to comply with the definition of “change in ownership or effective control” as defined in section 409A of the Code.
     “Change of Control Value” means (i) the price per share offered to stockholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction that constitutes a Change of Control, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place, or (iii) if a Change of Control occurs other than pursuant to a tender offer or exchange offer, the fair market value per share of the shares into which Awards are exercisable, as determined by the Committee. If the consideration offered to stockholders of the Company in any Change of Control transaction consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.
     “Code” means the Internal Revenue Code of 1986, as amended. Reference in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.
     “Committee” means, subject to Paragraph IV(d), the Compensation & Management Development Committee of the Board.
     “Common Stock” means the common stock, par value $.01 per share, of the Company, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph X.
     “Company” has the meaning specified in Paragraph I.
     An “employee” means any Person (including an officer or a director) in an employment relationship with the Company or any parent or subsidiary corporation (as defined in section 424 of the Code).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock were so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

     “Forfeiture Restrictions” has the meaning specified in Paragraph VIII(a).
     “Holder” means an employee who has been granted an Award, all or any portion of which remains outstanding.
     “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.
     “Option” means an Award granted under Paragraph VII of this Plan and includes both Incentive Stock Options to purchase Common Stock and Options to purchase Common Stock that do not constitute Incentive Stock Options.
     “Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.
     “Person” means any individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated organization or association or other legal entity of any kind.
     “Plan” means the Newfield Exploration Company 2004 Omnibus Stock Plan, as hereby amended and restated and as the same may be hereafter amended from time to time.
     “Requirements” has the meaning specified in Paragraph XII(g).
     “Restricted Stock Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.
     “Restricted Stock Award” means an Award granted under Paragraph VIII of this Plan.
     “Restricted Stock Unit Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Unit Award.
     “Restricted Stock Unit Award” means an Award granted under Paragraph IX of this Plan.
     “Rule 16b-3” means Securities and Exchange Commission Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.
     “Unit Forfeiture Restrictions” has the meaning specified in Paragraph IX(b).
     (b) Construction. Unless the context otherwise requires, as used in this Plan (i) a term has the meaning ascribed to it; (ii) “or” is not exclusive; (iii) “including” means “including, without limitation;” (iv) words in the singular include the plural; (v) words in the plural include the singular; (vi) words applicable to one gender shall be construed to apply to each gender; (vii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Plan; (viii) the term “Paragraph” refers to the specified Paragraph of this Plan; (ix) the descriptive headings contained in this Plan are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Plan; (x) all references to amounts of money are to U.S. dollars; and (xi) a reference to any Person includes such Person’s successors and permitted assigns.
III. DURATION OF THIS PLAN
     No further Awards may be granted under the Plan after the expiration of ten years from the date the Plan was originally adopted by the Board. The Plan shall remain in effect until all Options granted under the Plan have been satisfied or expired, and all Restricted Stock Awards and Restricted Stock Unit Awards granted under the Plan have vested or been forfeited.
IV. ADMINISTRATION
     (a) Committee Administration. Subject to Paragraph IV(d), this Plan shall be administered by the Committee.
     (b) Powers. Subject to the express provisions of this Plan, the Committee shall have authority, in its sole discretion, to determine which employees shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, nonqualified Option, Restricted Stock Award or Restricted Stock Unit Award shall be granted, the number of shares to be subject to each Option or Restricted Stock Award, and the number of shares reflected by each Restricted Stock Unit Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, their present and potential contribution to the Company’s success and such other factors as the Committee in its sole discretion may deem relevant.
     (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of this Plan. Subject to the express provisions of this Plan, this shall include the power to construe this Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to this Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.
     (d) Delegation of Authority by the Committee. Notwithstanding the preceding provisions of this Paragraph IV or any other provision of this Plan to the contrary, the Committee may from time to time, in its sole discretion, delegate all or any portion of its powers, duties and responsibilities under this Plan to a subcommittee of the Committee. In particular, the Committee may delegate the administration (or interpretation of any provision) of this Plan and the right to grant Awards under this Plan to a subcommittee consisting solely of two or more members of the Committee who are outside directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of “Non-Employee Director” as defined in Rule 16b-3). The Committee may put any conditions and restrictions on the powers that may be exercised by such subcommittee upon such delegation as the Committee determines in its sole discretion, and the Committee may revoke such delegation at any time.
V. SHARES SUBJECT TO THIS PLAN; GRANT OF OPTIONS;
GRANT OF RESTRICTED STOCK AWARDS;
GRANT OF RESTRICTED STOCK UNIT AWARDS
     (a) Shares Subject to this Plan and Award Limits. Subject to adjustment from time to time in accordance with the terms of this Plan, the aggregate number of shares of Common Stock that may be issued under this Plan shall not exceed 6,000,000 shares. With respect to each Option granted under this Plan, the number of shares of Common Stock available for issuance under this Plan shall be reduced by the number of shares subject to such Option, and to the extent that such Option lapses or the rights of its Holder terminate, any shares not issued pursuant to such Option shall again be available for the grant of an Award under this Plan. With respect to each Restricted Stock Award granted under this Plan, the number of shares of Common Stock available for issuance under this Plan shall be reduced by two times the number of shares subject to such Restricted Stock Award, and to the extent that such Restricted Stock Award lapses or the rights of its Holder terminate, two times the number of shares subject to such Restricted Stock Award that were forfeited shall again be available for the grant of an Award under this Plan. With respect to each Restricted Stock Unit Award granted under this Plan, the number of shares of Common Stock available for issuance under this Plan shall be reduced by two times the number of shares reflected by such Restricted Stock Unit Award, and to the extent that such Restricted Stock Unit Award lapses or the rights of its Holder terminate, two times the number of shares reflected by such Restricted Stock Unit Award that were forfeited shall again be available for the grant of an Award under this Plan. Notwithstanding any provision in this Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards granted to any one individual during any calendar year is 250,000 shares of Common Stock (as adjusted from time to time in accordance with the terms of this Plan). Notwithstanding any provision in this Plan to the contrary, the aggregate grant date Fair Market Value of shares of Common Stock that may be subject to Restricted Stock Awards granted to any one individual during any calendar year may not exceed $10,000,000 and the aggregate grant date Fair Market Value of shares of Common Stock that may be reflected by Restricted Stock Unit Awards granted to any one individual during any calendar year may not exceed $10,000,000 (such amounts to be adjusted from time to time proportionately with any adjustments to the aggregate number of shares of Common Stock that may be issued under this Plan). The limitations set forth in the preceding sentences shall be applied in a manner that will permit compensation generated under this Plan that is intended to constitute “performance-based” compensation for purposes of section 162(m) of the Code to qualify as such, including counting against such maximum number of shares or such aggregate grant date Fair Market Value, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced or the aggregate grant date Fair Market Value of shares subject to Restricted Stock Awards and Restricted Stock Unit Awards that are forfeited.

     (b) Grant of Options. The Committee may from time to time grant Options to one or more employees determined by it to be eligible for participation in this Plan in accordance with the terms of this Plan.
     (c) Grant of Restricted Stock Awards. The Committee may from time to time grant Restricted Stock Awards to one or more employees determined by it to be eligible for participation in this Plan in accordance with the terms of this Plan.
     (d) Grant of Restricted Stock Unit Awards. The Committee may from time to time grant Restricted Stock Unit Awards to one or more employees determined by it to be eligible for participation in this Plan in accordance with the terms of this Plan.
     (e) Stock Offered. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares that remain unissued and that are not subject to outstanding Awards at the termination of this Plan shall cease to be subject to this Plan but, until termination of this Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of this Plan.
VI. ELIGIBILITY
     Awards may be granted only to Persons who, at the time of grant, are employees. An Award may be granted on more than one occasion to the same Person, and, subject to the limitations set forth in this Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award or any combination thereof.
VII. STOCK OPTIONS
     (a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of ten years from the date of grant.
     (b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.
     (c) Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive

Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Holder’s lifetime only by such Holder or the Holder’s guardian or legal representative.
     (d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of this Plan as the Committee from time to time shall approve, including provisions to qualify an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of employment on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the constructive delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Holder, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of this Plan (including an amendment that accelerates the time at which the Option, or any portion thereof, may be exercisable).
     (e) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph X, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid or otherwise satisfied in full in the manner prescribed by the Committee and the applicable Option Agreement. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.
     (f) Restrictions on Repricing Options. Except as provided in Paragraph X, the Committee may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price).
     (g) Stockholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.

     (h) Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options may be granted under this Plan from time to time in substitution for stock options held by individuals employed by corporations or other Persons who become employees as a result of a merger or consolidation or other business transaction with the Company or a subsidiary of the Company.
VIII. RESTRICTED STOCK AWARDS
     (a) Forfeiture Restrictions To Be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (“Forfeiture Restrictions”). Applicable Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance targets established by the Committee that are based on the price of a share of Common Stock, the Company’s consolidated earnings per share, the Company’s market share, the market share of a business unit of the Company designated by the Committee, the Company’s sales, the sales of a business unit of the Company designated by the Committee, the consolidated net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, the consolidated cash flow return on investment of the Company or any business unit of the Company designated by the Committee, the consolidated earnings before or after interest, taxes and depreciation, depletion and amortization of the Company or any business unit of the Company designated by the Committee, the economic value added, the return on stockholders’ equity achieved by the Company, reserve additions or revisions, economic value added from reserves, total capitalization, total stockholder return, assets, exploration successes, production volumes, finding and development costs, cost reductions and savings, return on sales or profit margins, (ii) the Holder’s continued employment as an employee for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events; provided, however, that with respect to a Restricted Stock Award that has been granted to a “covered employee” (within the meaning of Treasury Regulation section 1.162-27(c)(2)) that has been designed to meet the exception for performance-based compensation under section 162(m) of the Code, such performance measures may only be subject to adjustment to the extent that such adjustment would not cause such Award to cease to be performance-based under applicable Treasury Regulations. In addition, such performance measures may be absolute, relative to one or more other companies or relative to one or more indexes, and may be contingent upon future performance of the Company or any subsidiary, division or department thereof. Each Restricted Stock Award may, in the sole discretion of the Committee, have Forfeiture Restrictions that are the same as or different from the Forfeiture Restrictions with respect to other Restricted Stock Awards.
     (b) Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. Unless provided otherwise in a Restricted Stock Agreement, the

Holder shall have the right to receive ordinary dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including rules pertaining to the termination of employment (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions, if any, shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.
     (c) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that, in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award except to the extent otherwise required by law.
     (d) Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards. The Committee may, in its sole discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Holder pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Paragraph VIII(d) may vary among individual Holders and may vary among the Restricted Stock Awards held by any individual Holder. Notwithstanding the preceding provisions of this Paragraph VIII(d), the Committee may not take any action described in this Paragraph VIII(d) with respect to a Restricted Stock Award that has been granted to a covered employee (as defined in Paragraph VIII(a)) if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code (unless such action would not cause such Award to cease to be performance-based under applicable Treasury Regulations).
     (e) Restricted Stock Agreements. At the time any Award is made under this Paragraph VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may, in its sole discretion, determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Holder and the restriction set forth in the last sentence of Paragraph VIII(d), the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement at any time and from time to time in any manner that is not inconsistent with the provisions of this Plan.
IX. RESTRICTED STOCK UNIT AWARDS
     (a) Restricted Stock Unit Awards. Each Restricted Stock Unit Award shall represent the right to receive in specified circumstances (as determined by the Committee) either

(i) one share of Common Stock for each unit represented by such Award or (ii) the value, in cash, of each unit represented by such Award. The value of each unit represented by such Award shall be equal to the Fair Market Value of one share of Common Stock.
     (b) Unit Forfeiture Restrictions To Be Established by the Committee. Restricted Stock Unit Awards shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the units to the Company under certain circumstances (“Unit Forfeiture Restrictions”). Applicable Unit Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Unit Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance targets established by the Committee that are based on the price of a share of Common Stock, the Company’s consolidated earnings per share, the Company’s market share, the market share of a business unit of the Company designated by the Committee, the Company’s sales, the sales of a business unit of the Company designated by the Committee, the consolidated net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, the consolidated cash flow return on investment of the Company or any business unit of the Company designated by the Committee, the consolidated earnings before or after interest, taxes and depreciation, depletion and amortization of the Company or any business unit of the Company designated by the Committee, the economic value added, the return on stockholders’ equity achieved by the Company, reserve additions or revisions, economic value added from reserves, total capitalization, total stockholder return, assets, exploration successes, production volumes, finding and development costs, cost reductions and savings, return on sales or profit margins, (ii) the Holder’s continued employment as an employee for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events; provided, however, that with respect to a Restricted Stock Unit Award that has been granted to a “covered employee” (within the meaning of Treasury Regulation section 1.162-27(c)(2)) that has been designed to meet the exception for performance-based compensation under section 162(m) of the Code, such performance measures may only be subject to adjustment to the extent that such adjustment would not cause such Award to cease to be performance-based under applicable Treasury Regulations. In addition, such performance measures may be absolute, relative to one or more other companies or relative to one or more indexes, and may be contingent upon future performance of the Company or any subsidiary, division or department thereof. Each Restricted Stock Unit Award may, in the sole discretion of the Committee, have Unit Forfeiture Restrictions that are the same as or different from the Unit Forfeiture Restrictions with respect to other Restricted Stock Unit Awards.
     (c) Other Terms and Conditions. Unless provided otherwise in a Restricted Stock Unit Agreement, there shall be no adjustment to Restricted Stock Unit Awards for dividends paid by the Company other than for dividend equivalent adjustments made by the Committee for stock dividends in accordance with Paragraph X(b). A Holder shall not have any right to vote the shares of Common Stock reflected by a Restricted Stock Unit Award. A breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Unit Agreement shall cause a forfeiture of the Restricted Stock Unit Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Unit Awards, including rules pertaining to the termination of employment (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Unit Forfeitures Restrictions. Such additional terms, conditions or restrictions, if any, shall be set forth in a Restricted Stock Unit Agreement made in conjunction with the Award.
     (d) Payment for Restricted Stock Units. Unless provided otherwise in a Restricted Stock Unit Agreement, payment of a vested Restricted Stock Unit Award or, if an Award provides for partial vesting, the vested portion of such Award shall be made in a single sum of cash or shares of Common Stock (as provided in the Restricted Stock Unit Agreement) as soon as practicable after the Committee certifies that the Award or portion of the Award is payable, but in no event later than 2 1/2 months after the calendar year in which the Award or portion of the Award becomes vested.
     (e) Restricted Stock Unit Agreements. At the time any Award is made under this Paragraph IX, the Company and the Holder shall enter into a Restricted Stock Unit Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may, in its sole discretion, determine to be appropriate. The terms and provisions of the respective Restricted Stock Unit Agreements need not be identical. Subject to the consent of the Holder, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Unit Agreement at any time and from time to time in any manner that is not inconsistent with the provisions of this Plan.
X. RECAPITALIZATION OR REORGANIZATION
     (a) No Effect on Right or Power. The existence of this Plan and the Awards granted hereunder shall not affect in any way any right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any subsidiary’s capital structure or its business, any merger or consolidation of the Company or any subsidiary, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any subsidiary or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
     (b) Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Options may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company that is not otherwise covered by Paragraph X(c), the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. If, prior to the vesting of a Restricted Stock Unit Award, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares reflected by the Restricted Stock Unit Award (i) in the event of an increase in the number of outstanding shares shall be proportionately increased and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced. Any fractional share resulting from such adjustments shall be rounded down to the next whole share.
     (c) Recapitalizations. If the Company recapitalizes, reclassifies its capital stock or otherwise changes its capital structure, the number and class of shares of Common Stock covered by an Option theretofore granted or reflected by a Restricted Stock Unit Award shall be adjusted so that such Option shall thereafter cover or such Restricted Stock Unit Award shall thereafter reflect the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of such transaction if, immediately prior to such transaction, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Option or reflected by such Restricted Stock Unit Award.
     (d) Change of Control; Automatic Vesting of Awards. Except to the extent specifically set forth in an Award agreement, effective upon or immediately prior to a Change of Control (i) all Restricted Stock Awards and Restricted Stock Unit Awards then outstanding shall automatically be fully vested and nonforfeitable and (ii) all Options then outstanding shall automatically be fully exercisable.
     (e) Change of Control; Discretionary Actions. Effective upon or immediately prior to a Change of Control, the Committee, acting in its sole discretion without the consent or approval of any Holder, may effect one or more of the following alternatives with respect to outstanding Options, which alternatives may vary among individual Holders and which may vary among Options held by any individual Holder: (i) cancel some or all of the outstanding Options as of such time and cause the Company to pay to each Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (ii) make such adjustments to Options then outstanding as the Committee deems appropriate, in its sole discretion, to reflect such Change of Control, or (iii) provide that the number and class of shares of Common Stock covered by an outstanding Option be adjusted so that such Option thereafter covers the number and class of shares of stock or other securities or property (including cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such transaction, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Option. The provisions of Paragraphs X(d) and X(e) shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.
     (f) Other Changes in the Common Stock. If the outstanding Common Stock is changed by reason of a recapitalization, reorganization, merger, consolidation, combination, split-up, split-off, spin-off, exchange, distribution to the holders of Common Stock or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph X, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. If the outstanding Common Stock is so changed, or upon the occurrence of any other event described in this Paragraph X or a Change of Control, the aggregate number of shares available under this Plan and the maximum number of shares that may be subject to Awards granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee in its sole discretion, which determination shall be conclusive.
     (g) Stockholder Action. Any adjustment provided for in this Paragraph X shall be subject to any required stockholder action.
     (h) No Adjustments unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.
XI. AMENDMENT AND TERMINATION OF THIS PLAN
     The Board may, in its sole discretion, terminate this Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend this Plan or any part hereof from time to time; provided that no change in this Plan may be made that would impair the rights of a Holder with respect to an Award theretofore granted without the consent of such Holder; and provided further that the Board may not, without the approval of the stockholders of the Company, amend this Plan to (a) increase the maximum aggregate number of shares that may be issued under this Plan, (b) change the class of individuals eligible to receive Awards under this Plan, (c) change or delete Paragraph VII(f), (d) increase the maximum number of shares of Common Stock that may be subject to Awards granted to any one individual during any calendar year, (e) permit the award of shares of Common Stock other than in the form of a Restricted Stock Award, (f) provide for additional types of awards, (g) permit the price at which a share of Common Stock may be purchased upon exercise of an Option to be less than the Fair Market Value of a share of Common Stock on the date such Option is granted or (h) alter or otherwise change any provision of this Paragraph XI.
XII. MISCELLANEOUS
     (a) No Right To An Award. Neither the adoption of this Plan nor any action of the Board or of the Committee shall be deemed to give any employee any right to be granted an Option, a right to a Restricted Stock Award, a right to a Restricted Stock Unit Award or any other rights hereunder except as may be evidenced by an Option Agreement, a Restricted Stock Agreement or a Restricted Stock Unit Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.
     (b) No Employment Rights Conferred; Employment Relationship. Nothing contained in this Plan shall (i) confer upon any employee any right with respect to continuation of employment with the Company or any subsidiary or (ii) interfere in any way with the right of the Company or any subsidiary to terminate his or her employment at any time. An employee shall be considered to have terminated employment for purposes of this Plan if such employee’s employer ceases to be a parent or subsidiary corporation of the Company (as defined in section 424 of the Code).
     (c) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under this Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company may (i) withhold, or cause to be withheld, from any payment to a Holder by or on behalf of the Company or any of its subsidiaries or (ii) require a Holder to pay to the Company or any of its subsidiaries any amount necessary to satisfy all tax withholding obligations arising under applicable local, state or federal laws with respect to an Award granted to such Holder.
     (d) No Restriction on Corporate Action. Nothing contained in this Plan shall be construed to prevent the Company or any of its subsidiaries from taking any corporate action that is deemed by the Company or any such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award under this Plan. No employee, beneficiary or other Person shall have any claim against the Company or any of its subsidiaries as a result of any such action.
     (e) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.
     (f) Governing Law. This Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.
     (g) Section 409A Compliance. The Company intends that any Award granted under this Plan either (a) comply (in form and operation) with section 409A of the Code and the regulations, rulings and other guidance issued thereunder (the “Requirements”) or (b) be exempt from the application of the Requirements. Any ambiguities in this Plan shall be construed to effect the intent as described in this Paragraph XII(g). If any provision of this Plan is found to be in violation of the Requirements, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render such provision in conformity with the Requirements, or shall be deemed excised from this Plan, and this Plan shall be construed and enforced to the maximum extent permitted by the Requirements as if such provision had been originally incorporated in this Plan as so modified or restricted, or as if such provision had not been originally incorporated in this Plan, as the case may be.

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